SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                (Amendment No. )


Filed by the Registrant    [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to  ss.420.14a-11(c) or ss.240.14a-12


                           DECORATOR INDUSTRIES, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)

                    ----------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           DECORATOR INDUSTRIES, INC.
                              10011 PINES BOULEVARD
                            PEMBROKE PINES, FL 33024

                           NOTICE OF ANNUAL MEETING OF
                      STOCKHOLDERS TO BE HELD MAY 25, 2005

TO THE STOCKHOLDERS OF DECORATOR INDUSTRIES, INC.

         Notice is hereby given that the annual meeting of the stockholders of Decorator Industries, Inc. will be held at Suite 201, 10011 Pines Blvd., Pembroke Pines, Florida, on May 25, 2005 at 9:30 A.M., local time, for the purpose of:

         (a) Electing two directors.

         (b) Transacting such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors fixed the close of business on April 29, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

         Copies of the Company's proxy statement for the meeting and annual report to stockholders for the fiscal year ended January 1, 2005 are furnished herewith.

         PLEASE SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. YOUR PROMPT COMPLIANCE WITH THIS REQUEST WILL BE APPRECIATED AND WILL ASSIST IN OBTAINING A QUORUM. YOUR PROXY MAY BE WITHDRAWN AT ANY TIME PRIOR TO ITS EXERCISE BY GIVING NOTICE TO THE UNDERSIGNED.

                       By Order of the Board of Directors

                               MICHAEL K. SOLOMON
                                    Secretary

May 2, 2005

                                 PROXY STATEMENT

                           DECORATOR INDUSTRIES, INC.
                              10011 Pines Boulevard
                            Pembroke Pines, FL 33024

                                   May 2, 2005

         This statement is furnished in connection with the solicitation of proxies to be used at the annual meeting of stockholders of Decorator Industries, Inc. (the "Company"), to be held May 25, 2005 at the place and time and for the purposes set forth in the foregoing Notice of Annual Meeting, and at any adjournment thereof. This proxy statement and the enclosed form of proxy and annual report for 2004 were mailed to stockholders on or about May 2, 2005.

         Proxies in the form enclosed are solicited on behalf of the Board of Directors of the Company. The cost of preparing, assembling and mailing the notice of annual meeting, proxy statement and form of proxy is to be borne by the Company. In addition to the solicitation of proxies by use of the mails, directors, officers or other employees of the Company may solicit proxies personally or by telephone or other means and the Company may request certain persons holding stock in their names or in the names of their nominees to obtain proxies from and send proxy material to the principals and will reimburse such persons for their expenses in so doing.

         The accompanying proxy may be revoked by the stockholder at any time prior to its use by giving notice of such revocation either personally or in writing to Michael K. Solomon, Secretary of the Company, 10011 Pines Blvd. Suite 201, Pembroke Pines, FL 33024. Unless the proxy shall have been properly revoked, the shares represented by proxies in the enclosed form will be voted. Each such proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the Board of Directors' nominees named below.

         Only holders of record of the Company's Common Stock, par value $.20 per share ("Common Stock"), at the close of business on April 29, 2005 will be entitled to vote at the meeting. As of April 20, 2005, there were 2,879,829 shares of Common Stock outstanding, the holders of which are entitled to one vote per share, except for cumulative voting in the election of directors, as explained below.

         A quorum for the transaction of business at the annual meeting will require the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the total number of votes entitled to be cast at the meeting. Directors will be elected at the meeting by a plurality of the votes cast. Abstentions and broker non-votes are counted as shares present for determination of a quorum but are not counted as affirmative or negative votes and are not counted in determining the number of votes cast on any matter.

         Stockholders are entitled to cumulative voting in the election of directors, which means that a stockholder is entitled to a number of votes equal to the number of shares held by such stockholder multiplied by the number of directors to be elected, and the stockholder may cast all of such votes for one nominee or divide them between the two nominees.

                              ELECTION OF DIRECTORS

         The Board of Directors consists of three classes of directors with staggered terms. A purpose of the meeting is the election of two directors to serve for a term of three years. The last two columns of the tables below give information regarding the Common Stock beneficially owned by the nominee or director as of the close of business on April 20, 2005. The percentages in the last column were computed by dividing the number of shares beneficially owned by the total of the number of shares of Common Stock outstanding and the number of shares of Common Stock, if any, which the named nominee or director was entitled to acquire within 60 days of April 20, 2005 through the exercise of stock options. Mr. Bassett is trustee of the Trust under the Stock Plan for Non-Employee Directors (the "Trust").

NOMINEES FOR ELECTION AS DIRECTORS
         Information regarding the nominees for election as directors is set forth below:

                                                         Common Shares   Percent
                                                Director  Beneficially     of
      Name         Age    Principal Occupation   Since       Owned        Class
      ----         ---    --------------------   -----       -----        -----

William C. Dixon   47     President and CEO of    2002       1,000(1)        --
                          Barnes Furniture Co.,
                          Inc.

Terrence H. Murphy 54     Attorney                  --          --           --

-------------------
(1) Excludes shares held in the Trust for his account.

         William C. Dixon was appointed as a director in November 2002. He has been President and CEO of Barnes Furniture Co., Inc. since 1998. Barnes is a privately held retail furniture company. In addition, Mr. Dixon is President and 50% owner of BFD of Metro Washington, Inc. BFD was established in 2002 and operates furniture stores in the Washington, DC market. Mr. Dixon is the nephew of William A. Bassett.

         Terrence H. Murphy is a shareholder in Klett Rooney Lieber & Schorling, a Professional Corporation, a law firm with offices in Pittsburgh, Philadelphia and Harrisburg, Pennsylvania, and other cities. Mr. Murphy is Co-Chair of the firm's Labor and Employment Law Group and has held that position for more than five years. Klett Rooney Lieber & Schorling serves as legal counsel to the Company.

         The above persons were nominated for the office of director by the present Board of Directors, upon the recommendation of the Nominating Committee. Such persons have advised the Company that they are willing to serve as directors for the term for which they are standing for election. If at the time of the meeting either of the nominees should be unable or unwilling to serve as a director for any reason, it is intended that the enclosed proxy will be voted for the election of such person, if any, as is designated by the Board of Directors to replace such nominee, unless the proxy withholds authority to vote for nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES.

DIRECTORS WHOSE TERMS CONTINUE AFTER THE MEETING
         Information regarding the directors whose terms of office continue after the annual meeting is set forth below:

                                                                                   Common Shares  Percent
                                                                Director    Term    Beneficially    of
      Name                  Age  Principal Occupation            Since    Expires      Owned       Class
      ----                  ---  --------------------            -----    -------      -----       -----

William A. Bassett          68   Chairman of the Board,           1980     2007      368,540(1)    12.44%
                                 President and Chief Executive
                                 Officer of the Company

William A. Bassett, as                                                                66,784(2)     2.32%
Trustee for the Trust


Thomas L. Dusthimer         70   Consultant to and Director       1997      2007       1,250(3)       --
                                 of Key Bank Elkhart

Joseph N. Ellis             76   Management Consultant            1993      2006       2,500(3)       --

Ellen Downey                52   Management Consultant            1997      2006       1,562(3)       --

---------------------
(1) Includes 77,082 optioned shares which may be acquired within 60 days.
(2) Mr. Bassett disclaims beneficial ownership of these shares.
(3) Excludes shares held in the Trust for his or her account.

         William A. Bassett has been President of the Company since 1980, Chief Executive Officer since 1993 and Chairman of the Board since 1994.

         Joseph N. Ellis founded La Salle-Deitch Co., Inc., a distributor of products for the manufactured housing and recreational vehicle industry in 1963, and served as its President, Chief Executive Officer and Chairman from 1971 until his retirement in 1992.

         Ellen Downey was employed by Ryder Systems, Inc. in various financial positions from 1978 to 1991 and from 1991 to 1993 served as Vice President and Treasurer of that company.

         Thomas L. Dusthimer has served as a consultant to and director of Key Bank (Elkhart, Indiana District) since 1992. From 1973 until his retirement in 1992, Mr. Dusthimer served in various executive positions, including President, Chief Executive Officer and Chairman, with Ameritrust Indiana Corporation and Ameritrust National Bank.

         At April 5, 2005, the officers and directors of the Company as a group had sole or shared voting or investment power as to 440,423 shares of the Company's Common Stock, which together with 114,972 optioned shares that could be acquired within 60 days after April 5, 2005, would constitute 18.55% of the total shares then outstanding.

DIRECTOR INDEPENDENCE
         All directors and nominees for director, except Mr. Bassett, are independent as defined in the Company Guide of the American Stock Exchange LLC.

ATTENDANCE AT STOCKHOLDER MEETINGS
         Directors are expected to attend all stockholder meetings if reasonably possible. All members of the Board attended the 2004 annual meeting of stockholders.

CODE OF ETHICS
         The Company has adopted a Code of Conduct and Ethics which covers all directors, officers, and managers of the Company. It was filed as Exhibit 14 to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2004.

                          BOARD AND COMMITTEE MEETINGS

         The Board of Directors has the following committees: Audit Committee, Compensation Committee, and Nominating Committee.

           During the fiscal year 2004, the Board of Directors held four meetings.

         The Audit Committee consists of Joseph N. Ellis (Chairman), Ellen Downey, Thomas L. Dusthimer and William C. Dixon. The Audit Committee met four times during 2004. See "Audit Committee Report" herein.

         The Compensation Committee consists of Thomas L. Dusthimer (Chairman), Joseph N. Ellis, and Ellen Downey. The function of the Compensation Committee is to determine the salary, bonus and benefits for the Chief Executive Officer of the Company and to recommend to the Board the salary, bonus and benefits for all other officers. The Compensation Committee held two meetings in 2004.

         The Nominating Committee consists of Ellen Downey (Chairwoman), Joseph
N. Ellis, and Thomas L. Dusthimer. The function of the Nominating Committee is to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board. The Nominating Committee met once in 2004. See "Nominating Committee Report" herein.

         During the year 2004, all directors attended more than 75% of the total number of meetings of the Board of Directors and the committees of which he or she was a member.

                              DIRECTOR COMPENSATION

         Commencing in 2004, directors who are not employees of the Company are paid an annual retainer fee of $11,000 for their scheduled services as directors, which includes four meetings per year. Directors are paid $2,000 for each additional meeting. Members of the Audit Committee are paid ($2,000 per meeting for chairman and $1,500 per meeting for other members) for attending Audit Committee meetings. All fees are paid quarterly in shares of the Company's Common Stock valued at their closing price on the American Stock Exchange on the third business day following the release of sales and earnings for the preceding fiscal year. Under the Company's Stock Plan for Non-Employee Directors, such directors may elect to defer receipt of their shares, until after they leave the Board, by having them delivered to the Trust established under the Plan.

                             PRINCIPAL STOCKHOLDERS

         See "Directors Whose Terms Continue After the Meeting" above for the stockholding of William A. Bassett, Chairman of the Board, President and Chief Executive Officer of the Company.

         FMR Corp. of Boston, Massachusetts, furnished the Company a copy of its
Schedule 13G dated February 14, 2002 in which it reported that as of December 31, 2001 Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, had sole investment power with respect to 279,715 shares (9.71%) of the Company's Common Stock. No further Schedules 13G have been received by the Company from FMR Corp.

         Robert E. Robotti of New York, New York has reported on his Schedule 13G dated February 14, 2005 shared voting and dispositive power with respect to 552,181 shares (19.17%) of the Company's Common Stock, including 325,651 shares reported by Robotti & Company Advisors, LLC and 217,318 shares reported by The Ravenswood Investment Company, L.P., and Kenneth R. Wasiak of New York, New York reported on the same Schedule 13G shared voting and dispositive power with respect to 222,083 of those shares (7.71%).

                             EXECUTIVE COMPENSATION

EMPLOYMENT AGREEMENTS
         The Company amended its employment agreement with Mr. Bassett in July 2003 and in May 2004. The amendments extended his employment until December 31, 2007 (the "First Term"). For the five years commencing January 1, 2008, the Company will employ Mr. Bassett as an employee/consultant (the "Second Term"). His salary during the First Term shall be no less than $336,000 per annum, to be payable no less frequently than equal monthly installments. He will be eligible for annual increases and bonuses commensurate with his and the Company's performance during the preceding year, the payment and amount of which is to be at the discretion of the Compensation Committee of the Board of Directors.

         During the Second Term, Mr. Bassett will receive compensation of at least 70% of either his salary for 2007, or the average of his salary for 2005, 2006, and 2007, whichever is greater, payable in not less than equal monthly installments. In addition, the Company will maintain a long term care policy for Mr. Bassett and his wife for the Second Term. The Company shall also continue, maintain and pay the premiums on a $1,000,000 insurance policy and a $1,000,000 key man insurance policy on the life of Mr. Bassett, the proceeds of which key man insurance less the death benefits payable under the terms of his employment agreement, shall be payable to Mr. Bassett or his personal representative or named beneficiary.

ANNUAL COMPENSATION AND STOCK OPTIONS
         The following table shows the compensation of certain executive officers of the Company (the "Named Executive Officers") for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                           Long-term
                                                                         Compensation
                                      Annual Compensation                    Awards
                                      -------------------                    ------

Name and                    Fiscal                                            Optioned        All Other
Principal Position           Year      Salary($)(1)   Bonus($)  Other($)(2)  Shares(#)(3)  Compensation(4)
------------------           ----      ------------   --------  -----------  ------------  ---------------

William A. Bassett           2004        336,000       64,000       *           12,500         36,734
Chairman of the Board,       2003        343,462       57,571       *               --         36,207
President and Chief          2002        320,000       28,663     44,610        31,250         27,200
Executive Officer

Michael K. Solomon           2004        136,500       22,000       *            3,200          1,637
Vice President, Treasurer    2003        130,614       20,000       *               --          1,474
and Chief Financial Officer  2002        125,000       10,000       *               --          1,349

William A. Johnson           2004        110,000       20,000       *            5,000          1,275
Controller                   2003         99,423       17,500       *               --          1,114
                             2002         90,000       10,000       *           12,500          1,004

--------------------
(1) The fiscal year 2003 was a 53-week fiscal period.
(2) Medical/dental reimbursement plan payments, country club memberships, and personal use of Company vehicles. An asterisk indicates that the total of other annual compensation for that year was less than 10% of salary and bonus for that year.
(3) In March 2004, Mr. Bassett received an option for 12,500 shares. In March 2005, Mr. Bassett surrendered this option and did not receive any compensation for the surrender. Mr. Bassett received an option for 31,250 shares on October 9, 2002 in exchange for the cancellation of options for 43,750 shares on March 23, 2002. Mr. Johnson received an option for 12,500 shares on October 9, 2002 in exchange for the cancellation of options for 11,250 shares on March 23, 2002. These exchanges were made pursuant to the Company's tender offer of February 22, 2002.
(4) Premiums paid by the Company on life and long-term disability insurance policies, and Company contributions to the 401(k) Retirement Savings Plan.

         Mr. Solomon, age 55, has been Vice President of the Company since 1994, Treasurer and Chief Financial Officer since 1985, and Secretary since March 2005. He beneficially owns 99,559 shares of Common Stock, including 18,140 optioned shares that may be acquired within 60 days of April 29, 2005.

         William A. Johnson, age 45, has been Controller of the Company since January 1997 and an officer of the Company since June 1998. He beneficially owns 14,200 shares of Common Stock, including 13,500 optioned shares that may be acquired within 60 days of April 29, 2005.

         The Company's medical and dental reimbursement plan provides reimbursement to the corporate and certain divisional officers of the Company and their dependents (as defined in Section 152 of the Internal Revenue Code) for their medical and dental expenses. Benefits under the plan are limited to 10% of the participant's compensation during the plan year. The plan also prohibits any participant from receiving "double reimbursement"; i.e., if a participant receives reimbursement from another source, he or she must remit to the Company benefits received under the plan.

         On September 1, 1998 the Company began a 401(k) Retirement Savings Plan available to all eligible employees. To be eligible for the plan, the employee must be at least 21 years of age and have completed one year of employment. Eligible employees may contribute up to 75% of their earnings with a maximum of $13,000 for 2004 ($16,000 for employees over 50 years of age) based on the Internal Revenue Service annual contribution limit. The Company will match 25% of the first 4% of the employee's contributions up to 1% of the employee's earnings. Contributions are invested at the direction of the employee in one or more funds. Company contributions begin to vest after two years.

         On April 3, 1995 the Board of Directors adopted, and on June 5, 1995 the stockholders approved, the Company's 1995 Incentive Stock Option Plan (the "1995 Plan") which has a term of ten years. The 1995 Plan authorizes the issuance of up to 520,830 shares (as adjusted for stock splits) of Common Stock pursuant to stock options granted to key employees of the Company. The purchase price of optioned shares must be the fair market value of the Common Stock on the date of grant, and the maximum term of the options is ten years; in the case of options granted to employees who own more than 10% of the outstanding Common Stock, however, the purchase price must be 110% of the fair market value of the Common Stock on the date of grant and the term of the option cannot exceed five years. The number of shares that may be issued under the 1995 Plan, the number of optioned shares and the purchase price per share are subject to adjustment for stock splits, stock dividends, reclassifications and the like.

         The following table sets forth information concerning the grant of stock options during the fiscal year 2004 to the Named Executive Officers pursuant to the 1995 Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                      Number of             % of Total          Exercise  Expiration      Potential Realizable Value(1)
Name                  Shares Optioned       Shares Optioned     Price     Date               5%                10%
----                   ---------------      ---------------     -----     ----               --                ---

William A. Bassett      12,500(2)              17.93%           $8.86      3/5/09         $17,760            $51,434

Michael K. Solomon       3,200                  4.59%           $8.06      3/5/14         $16,220            $41,106

William A. Johnson       5,000                  7.17%           $8.06      3/5/14         $25,344            $64,228

----------------------
(1) Potential realizable value is based on the assumption that the market price of the Common Stock appreciates at the annual rates shown (compounded annually) from the date of grant until the end of the option term. Potential realizable value is shown net of exercise price. These numbers are calculated based on regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.
(2) These options were voluntarily surrendered by Mr. Bassett on March 31, 2005.

         The following table sets forth information concerning the exercise of stock options during fiscal year 2004 by the Named Executive Officers and the value of their unexercised, in-the-money stock options at the end of that fiscal year (January 1, 2005). All options outstanding at January 1, 2005, have a ten year term, with the exception of Mr. Bassett's 2004 grant, which had a term of five years. Mr. Bassett voluntarily surrendered his 2004 grant in March 2005. Options granted in 1996 and 1997 vest 20% on the date of the grant and 20% each year thereafter, and options granted in 1998 vest 20% each year beginning at the end of the first year. The options granted in 2002 have varying vesting schedules.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                    Value of
                         Shared Acquired      Value        Optioned Shares          Options At
       Name                on Exercise       Realized        at 1/1/05(#)           1/1/05($)(1)
       ----                -----------       --------        ------------           ------------

William A. Bassett            20,832         $66,875           83,332(2)              $237,704
                                                               12,500(3)(4)                 --

Michael A. Solomon             9,372         $29,602           38,332(2)               $72,954
                                                                3,200(3)                    --

William A. Johnson                --              --           12,500(2)               $27,375
                                                                5,000(3)                   --

---------------------
(1) Assumes a market value of $8.05 per share, which was the closing price on the American Stock Exchange on December 31, 2004.
(2) Exercisable.
(3) Unexercisable.
(4) These options were voluntarily surrendered by Mr. Bassett in March 2005. He received no compensation for this surrender.

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

         The Board of Directors has approved the salaries of the executive officers of the Company on an annual basis. In approving the salaries, the Board considered the size of the Company, its performance during the previous fiscal year, the responsibilities and performance of the executive officer, and such other factors as the directors wished to consider. No pre-determined formula or guidelines were used, and no specific weight was given to any one factor.

         The Board has also granted stock options to executive officers and other key employees as a means of further motivating them to exert their best efforts on behalf of the Company.

         The salary and other benefits of Mr. Bassett, Chief Executive Officer of the Company, for the fiscal years 2003 and 2004 were determined by the Board of Directors (without Mr. Bassett's participation) upon recommendation of the Compensation Committee, which was composed of Messrs. Ellis, Dusthimer, and Ms. Downey. Such recommendation was based upon consideration of his and the Company's performance during the previous fiscal year, the responsibilities of that office, and Mr. Bassett's contributions to the growth and development of the Company. No specific weight was given to any one of the factors considered.

         For the year 2005 and subsequent years, the Compensation Committee, composed of independent directors, will determine the salary, bonus and benefits of the Chief Executive Officer and will recommend to the Board the salary, bonus and benefits of the other officers of the Company. In determining the compensation of the Chief Executive Officer, the Compensation Committee will consider (i) the compensation package as a whole, including his or her salary, bonus, stock options and other perquisites, (ii) his or her performance both quantitatively and qualitatively, (iii) whether the financial goals of the Company, including both sales growth and return on equity have been met, (iv) the sales/revenue increases of the Company, (v) the compensation packages of other companies of similar size and in the Company's line of business, to the extent such information is available, and (vi) such other factors as the Committee may deem relevant at the time.

         Board of Directors: William A. Bassett, Joseph N. Ellis, William C. Dixon, Ellen Downey, Thomas L. Dusthimer

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based on our records and other information, we believe that during the fiscal year 2004 all of our directors and executive officers complied with the reporting requirements of section 16(a) of the Securities Exchange Act of 1934.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board of Directors serves as a focal point for communications among the Board, the outside auditors and management as their duties relate to financial accounting, reporting and internal controls. It reviews the overall plan of the annual independent audit, the financial statements, the scope of audit procedures, the performance of the Company's independent auditors, and the independent auditors' evaluation of internal controls. The Audit Committee assists the Board in fulfilling its fiduciary responsibilities as to accounting policies, financial reporting practices and the sufficiency of auditing with respect thereto; however, management has the primary responsibility for the financial statements and the financial reporting process. The Audit Committee is to select the Company's outside auditors and review and oversee any "related party transactions" with the Company.

         The Board has determined that the current members of the Committee, listed below, are "independent" as defined in Section 121A of the Company Guide of the American Stock Exchange, and in Rule IOA3 under the Securities Exchange Act of 1934 and that the Committee qualifies under Section 121B(2) of the Company Guide. The Board of Directors has determined that Ellen Downey qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission.

         The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended January 1, 2005 and has also discussed with Louis Plung & Company, the Company's independent auditors for that fiscal year, their judgment as to the acceptability and quality of the Company's accounting principles and the other matters required by Statement on Auditing Standards 61 to be discussed with the independent auditors. In addition, the Audit Committee received from Louis Plung & Company the written disclosures and letter required by Independence Standards Board Standard No. 1 and has discussed with them their independence from the Company and its management. The Committee has also considered whether the provision of nonaudit services to the Company by Louis Plung & Company is compatible with maintaining their independence. Based on such review and discussions, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended January 1, 2005 be included in the Company's Annual Report on Form 10-K for that fiscal year and for filing with the Securities and Exchange Commission.

         Audit Committee: Joseph N. Ellis, Chairman, Ellen Downey, Thomas L. Dusthimer and William C. Dixon.

                           NOMINATING COMMITTEE REPORT

         The Board of Directors has adopted a Resolution which establishes the Nominating Committee and sets forth its functions. The Resolution provides as follows:

                  The Nominating Committee of the Board of Directors shall consist of two or more directors, each of whom shall be an "Independent Director" as defined in the Company Guide of the American Stock Exchange LLC ("Amex"), and no director shall qualify as independent unless the Board affirmatively determines that he or she does not have a material relationship with the Company that would interfere with the exercise of independent judgment. The Committee shall elect its Chairperson from among its membership. The function of the Nominating Committee shall be to recommend to the Board persons to be nominated by the Board for election as directors and persons to be elected by the Board to fill any vacancies on the Board.

                  No employee or Floor Member of the Amex may be nominated as a director of the Company. The Committee will consider for recommendation to the Board nominees proposed by the shareholders entitled to vote who deliver notice to the Secretary of the Company not less than 45 days nor more than 75 days prior to the first anniversary of the record date for the preceding year's annual meeting, commencing with the annual meeting in the year 2005.

                  The members of the Nominating Committee shall hereafter be Ellen Downey (Chairperson), Joseph N. Ellis, and Thomas L. Dusthimer, each of whom is an Independent Director who has been determined by the Board not to have a material relationship with the Company that would interfere with the exercise of independent judgment.

         No shareholders proposed nominees for election as directors at this annual meeting. The two nominees approved by the Board were recommended by the Nominating Committee because of their experience and knowledge of the Company's business and industry. The Committee considered the following factors in evaluating proposed nominees:

o the needs of the Company with respect to the particular talents and experience of its incumbent directors;
o the knowledge, skills and experience of the candidate, including experience in the markets the Company services, business, finance, in light of prevailing business conditions, and the knowledge, skills and experience already possessed by other members of the Board;
o        experience with accounting rules and practices;
o        references obtained with respect to the candidate;
o the amount of time the candidate can devote to serving on the Board, and the number of other boards and board committees on which the candidate serves; and
o the desire to balance the considerable benefit of continuity with the periodic injection of fresh perspectives provided by new members.

         There are no stated minimum criteria for director nominees. None of the foregoing factors is an absolute requirement. The Nominating Committee will evaluate all of these factors, and others, as necessary to satisfy the Company's needs and objectives at the time a candidate is being considered. The Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS
-----------------------------------------

         The Board has established a process for shareholders to communicate with members of the Board. The Chairperson of the Nominating Committee, with the assistance of the Company's Secretary is primarily responsible for monitoring communications from shareholders and providing copies or summaries of such communications to the other Directors, as he or she considers appropriate. Shareholders who wish to send communications to the Board may do so by writing:
Ellen Downey, Chairperson of the Nominating Committee, c/o the Company's Secretary, 10011 Pines Blvd. Suite 201 Pembroke Pines, FL 33024.

                                PERFORMANCE GRAPH

         Set forth below is a graph which compares the value for the five calendar years ended December 31, 2004 of $100 invested at the close of trading on December 31, 1999, in each of the following investment alternatives: (a) the Company's Common Stock, (b) the "Russell 2000" Index, and (c) the "S & P 500" Index. The graph has been prepared assuming the reinvestment of all cash dividends paid during the period. The Company is not able to identify a peer group for comparison purposes.


                12/99    12/00    12/01    12/02     12/03     12/04
               ------    -----    -----   ------    ------    ------

DECORATOR      100.00    50.89    77.66   107.73    132.40    171.74

S & P 500      100.00    90.89    80.09    62.39     80.29     89.02

RUSSELL 2000   100.00    96.98    99.39    79.03    116.38    137.71


                             DISCRETIONARY AUTHORITY

         At the time of mailing copies of this proxy statement to stockholders, the election of directors was the only matter known by management that will be presented for action at the annual meeting of stockholders. Should any other matters come before the meeting, action may be taken thereon pursuant to proxies in the form enclosed, which confer discretionary authority upon the persons named therein or their substitutes with respect to any such business which may properly come before the meeting.

                             CONCERNING THE AUDITORS

         Louis Plung & Company are the independent public accountants of the Company and have been selected as the Company's independent public accountants for the current fiscal year by the Audit Committee. Representatives of such firm are not expected to be in attendance at the annual meeting.

AUDIT FEES
         The following table presents fees for professional audit services rendered by Louis Plung & Company for the audit of the Company's annual financial statements for the fiscal years ended January 1, 2005 and January 3, 2004, and fees billed for other services rendered by Louis Plung & Company during those periods.

        Audit Fees(1)  Audit Related Fees  Tax Fees(2)   All Other Fees  Total
        ------------   ------------------  -----------   --------------  -----

2004      $43,250             --            $19,500            --       $62,750
2003      $43,200             --            $19,000            --       $62,200

(1) Professional services rendered for the audit of the Company's financial statements for the fiscal year ended January 3, 2004, the audit of the Company's 401(k) plan, and the reviews of the financial statements included in the Company's Forms 10-Q for that fiscal year.
(2) Professional services rendered for the preparation of the Company's federal, state, and local tax returns.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITOR
         The Audit Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by outside auditors, and will not engage outside auditors to perform any non-audit services proscribed by law or regulation. The Audit Committee may delegate authority for the pre-approval of all audit and non-audit services to a member of the Committee. All such approvals will be reported to the Audit Committee at its next scheduled meeting. The approval of a non-audit service to be performed by the outside auditors shall be disclosed to the investors in a timely manner in accordance with applicable regulations.

                                OTHER INFORMATION

         The Nominating Committee will consider nominees recommended by stockholders for election as directors at the annual meeting in the year 2006 if information concerning the recommended nominees is received by the Company not later than March 15, 2006 and not before February 13, 2006.

         Stockholder proposals intended to be presented at the annual meeting in the year 2006 must be received by the Company prior to January 9, 2006 to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                       By Order of the Board of Directors

                               MICHAEL K. SOLOMON
                                    Secretary



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